FCI Draft 9/5/19

INVESTMENT SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) is dated as September 12, 2019 and effective as of September 12, 2019, between Fiera Capital Inc., a Delaware corporation located at 375 Park Avenue, 8th Floor, New York, New York 10152 (“Manager”), and Larch Lane Partners LLC, a Delaware limited liability company located at 135 East 57th Street, 14th Floor, New York, New York 10022 (“Sub-Adviser”).

WITNESSETH:

WHEREAS, The Advisors’ Inner Circle Fund III, a Delaware statutory trust (“Trust”) is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and has established one or more separate series of shares (“Series”) with each Series having its own assets and investment policies; and

WHEREAS, Trust has retained Manager to provide investment advisory and administrative services to certain of the Series of the Trust pursuant to an investment advisory agreement dated December 5, 2016 (“Investment Advisory Agreement”); and

WHEREAS, the Manager desires to retain Sub-Adviser to furnish portfolio management services to the Manager with respect to each Series listed in Schedule A (hereinafter “Series” shall refer to each Series which is subject to this Agreement), and the Sub-Adviser is willing to furnish such services, in accordance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. SERVICES AND RESPONSIBILITIES OF THE SUB-ADVISER

1.1  Subject to the general oversight of the Manager, and in accordance with the Series’ investment objectives, policies and restrictions, the Sub-Adviser shall act as an investment sub-adviser to the Series and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) recommend a continuing program for the investment of the assets of the Series in a manner consistent with the Series’ investment objectives, policies and restrictions and the investment guidelines, (iii) identify from time to time entities through which such a program could be effected, and (iv) communicate its proposals based on the foregoing (i)-(iii) to the Manager, who shall be solely responsible for (x) the acceptance of such proposals and the execution of any necessary purchases, sales or other transactions and (y) the formulation of a continuing program for the investment of the assets of the Series in a manner consistent with the Series’ investment objectives, policies and restrictions and the investment guidelines.

For the avoidance of doubt, the Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust, any Series or the Manager in any way or otherwise be deemed an agent of the Trust, any Series or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Sub-Adviser. The Sub-Adviser shall discharge the foregoing responsibilities in compliance with applicable laws and regulations and consistent with the investment objectives, policies and restrictions of the Series as adopted by the Board of Trustees of the Trust (the “Board”), as may be amended from time to time by the Manager upon written notice to the Sub-Adviser, and subject to such further limitations as the Trust may from time to time impose on the Series by written notice to the Sub-Adviser.

This Agreement shall not in any way limit the right of the Board or the Manager to establish or revise policies in connection with the management of the Series’ assets or to otherwise exercise the right of the Board or the Manager to control the overall management of the Series’ assets. The Manager shall provide written notice to the Sub-Adviser of any amendments to any such policies.

1.2 ADMINISTRATIVE SERVICES. The Sub-Adviser shall:

1.2.1 BOOKS AND RECORDS. Assure that all records required to be maintained and preserved by each Series with respect to portfolio management services that are provided by the Sub-Adviser to the Manager pursuant to this Agreement are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

1.2.2 REPORTS AND FILINGS. Provide reasonable assistance as needed in the preparation of (but not pay for) all periodic reports by the Trust or any Series to shareholders of the Series and all reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws. Sub-Adviser shall review draft reports to shareholders, Registration Statements or portions thereof that relate to the Sub-Adviser and other documents provided to the Sub-Adviser by the Trust or the Manager, provide comments on such drafts on a timely basis, and provide certifications on a timely basis as to the accuracy of the information contained in such reports or other documents.

1.2.3 REPORTS TO THE MANAGER AND THE BOARD OF TRUSTEES. Prepare and furnish to Manager and/or the Board such reports, statistical data and other agreed upon information in such form and at such intervals as Manager and/or the Board may reasonably request. Sub-Adviser shall also make available to the Manager and the Board at reasonable times its principals and other appropriate personnel as mutually agreed by the Manager and Sub-Adviser, either in person or, at the mutual convenience of the Manager, the Board and the Sub-Adviser, by telephone or other electronic media, in order to review investment policies, performance and other matters relating to the provision of portfolio management services provided by the Sub-Adviser.

1.2.4 NOTIFICATIONS AND CERTIFICATIONS TO MANAGER. The Sub-Adviser shall:

(i) Promptly notify the Manager in the event that the Sub-Adviser becomes aware that the Sub-Adviser: (a) is, or likely will be, subject to a statutory disqualification that prevents the Sub-Adviser from serving as sub-adviser pursuant to this Agreement; (b) fails to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (c) is the subject of an administrative proceeding or enforcement action by the U.S. Securities and Exchange Commission (the “SEC”) or other regulatory authority; (d) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation (other than routine investigations or sweep investigations), at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust, the Sub-Adviser, or the Manager; or (e) is involved in any pending litigation or administrative proceeding brought against the Sub-Adviser or any of its management persons (as defined in Form ADV). The Sub-Adviser further agrees to notify the Series and the Manager promptly of any material fact known to the Sub-Adviser respecting or relating to the Series’ investment strategy or tactics that is not contained in the Registration Statement regarding the Series, or any amendment or supplement thereto, but that is required to be disclosed therein, and if it becomes aware that any statement contained therein becomes untrue in any material respect. The Sub-Adviser will promptly notify the Trust, the Manager and the Board if its chief investment officer or chief risk officer changes. The Sub-Adviser also will notify and obtain the consent of the Trust, the Manager and the Board if there is expected to be an actual change in control or management of the Sub-Adviser that would be deemed an assignment of this Agreement within the meaning of Sections 2(a)(4) and 202(a)(1) of the 1940 Act and Advisers Act, respectively, and the rules promulgated thereunder. The Sub-Adviser will promptly notify the Trust, the Manager and the Board of any change in the Sub-Adviser’s financial condition which would materially adversely impact its abilities to perform its duties hereunder and of any material reduction in the amount of coverage under the Sub-Adviser’s errors and omissions insurance coverage;

(ii) Provide the Manager, the Trust or the Board with such information and assurances (including certifications as the Manager, the Trust or the Board may reasonably request from time to time in writing in order to assist it in complying with applicable laws, rules and regulations, including requirements in connection with the Manager’s, the Sub-Adviser’s or the Board’s fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of the Registration Statement and Form N-CSRs;

(iii) As reasonably requested by the Trust in writing on behalf of the Trust’s officers and in accordance with the scope of Sub-Adviser’s obligations and responsibilities contained in this Agreement (i.e., the Sub-Adviser’s provision of portfolio management services hereunder), Sub-Adviser will provide reasonable assistance to the Trust in connection with the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 of the 1940 Act. Specifically, the Sub-Adviser agrees to: (a) certify periodically, upon the reasonable written request of the Trust, that Sub-Adviser’s provision of portfolio management services hereunder is in compliance with all applicable “federal securities laws”, as required by Rule 38a-l under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (b) upon written request and reasonable prior notice, cooperate with third-party audits arranged by the Trust to evaluate the effectiveness of the Trust’s compliance and internal controls; (c) upon written request and reasonable prior notice, provide the Trust’s chief compliance officer with direct access to its chief compliance officer (or his/her designee); (d) upon written request, provide the Trust’s chief compliance officer with periodic agreed upon reports; (e) promptly provide notice of any material compliance matters; and (f) upon reasonable written notice and reasonable request, provide the Manager with access to the records relating to such compliance policies and procedures of the Sub-Adviser as they relate to the Series; and

(iv) The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Manager and the Trust. The Sub-Adviser shall take reasonable steps to ensure that its Access Persons (as defined in the Sub-Adviser’s Code of Ethics) comply in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon written request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Manager and the Trust’s Board. The Sub-Adviser shall respond to written requests for information from the Manager and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall promptly notify the Manager and the Trust of any material violation of the Code, whether or not such violation relates to a security held by the Series.

2. REPRESENTATIONS

2.1 REPRESENTATIONS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

(i) It has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) It is registered as an investment adviser under the Advisers Act and will continue to be so registered during the term of this Agreement;

(iii) It has adopted and implemented a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”) and has provided the Manager and the Trust with a copy of such Code of Ethics and will provide copies of any future amendments thereto;

(iv) It has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees, officers, and agents (“Compliance Procedures”), and the Manager and the Trust have been provided a copy of a summary of the Compliance Procedures and will be provided with any future amendments thereto;

(v) It has delivered to the Manager copies of its Form ADV, Part 2A as most recently filed with the SEC and its current Form ADV, Part 2B. It also will provide the Manager and the Trust with a copy of any future filings of Form ADV or any amendments thereto in accordance with the delivery requirements of Rule 204-3(b) under the Advisers Act;

(vi) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Manager and the Trust of the occurrence of any event that would likely disqualify the Sub-Adviser from serving as an investment adviser to a Series pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

(vii) It shall use no material, non-public information concerning portfolio companies (provided it is aware such information is material non-public information) that may be in or come into its possession or the possession of any of its affiliates or employees, nor will the Sub-Adviser seek to obtain any such information, in providing investment advice or investment management services to the Manager;

(viii) It will maintain a level of errors and omissions insurance coverage from an insurance company that has a minimum credit rating of A- from at least one national recognized credit rating agency as agreed between the Sub-Adviser and the Manager prior to the effective date of the Agreement.

(ix) It has reviewed, and will in the future review, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Series (collectively the “Disclosure Documents”) as and when furnished to the Sub-Adviser by the Manager and represents and warrants that, solely with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser provides investment advice or investment management services and information relating to the Sub-Adviser (the “Sub-Adviser Disclosure”), such Disclosure Documents contain or will contain, no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading; and

(x) It is exempt from registration with the U.S. Commodity Futures Trading Commission (“CFTC”) and in compliance with all conditions of any applicable exclusion or exemption from such registration.

2.2 REPRESENTATIONS OF THE MANAGER. The Manager represents, warrants and agrees that:

(i) It has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) It is registered as an investment adviser under the Advisers Act and will continue to be so registered during the term of this Agreement;

(iii) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Manager from serving as an investment adviser to a Series pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

(iv) It has policies and procedures in place reasonably designed to ensure its compliance with the Advisers Act;

(v) It has received a copy of Sub-Adviser’s Form ADV, Part 2A as most recently filed with the SEC and its current Form ADV, Part 2B;

(vi) It understands that the investments recommended by the Sub-Adviser may not be profitable, and it is possible that losses incurred with respect to such investments, individually or collectively, may be significant or complete; and

(vii) It (a) is a member of the NFA and is registered with the CFTC as a commodity pool operator, (b) will comply in all material respects with applicable NFA and CFTC rules and regulations with respect to its management of each Series, and (c) will notify the Sub-Adviser of any change in its status with respect to the foregoing sub-section (a) or failure to comply with respect to the foregoing sub-section (b).

3. SUB-ADVISORY FEE

3.1 FEE

The Manager shall pay to the Sub-Adviser, as compensation for the Sub-Adviser’s services hereunder, a fee, determined in accordance with Schedule B. The Series shall have no responsibility for any fee payable to the Sub-Adviser. Payment of the fee shall be made by the Manager to the Sub-Adviser not later than forty-five (45) days following the Manager’s receipt of the management fees. In the event of termination of this Agreement, the Sub-Adviser shall be paid the applicable fees through the date of termination and such fees shall be payable forty-five (45) days following the Manager’s receipt of the management fees.

3.2 EXPENSES

During the term of this Agreement, Sub-Adviser will pay all expenses directly incurred by it in connection with its activities under this Agreement. The Sub-Adviser shall be responsible for all the costs associated with any special meetings of the Board or shareholders convened as a result of a change in control of the Sub-Adviser resulting in an assignment of this Agreement under the 1940 Act (including, but not limited to, the legal fees associated with preparing a prospectus supplement or proxy statement and associated mailing and solicitation costs).

4. OWNERSHIP AND HOLDING PERIOD OF RECORDS

All records required to be maintained and preserved by the Series pursuant to the rules or regulations under Section 31(a) of the 1940 Act and maintained and preserved by the Sub-Adviser on behalf of the Series are the property of the Series and shall be surrendered by the Sub-Adviser promptly on request by the Series or the Manager; provided, that the Sub-Adviser may at its own expense make and retain copies of any such records. The Sub-Adviser agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

5. REPORTS AND NOTIFICATION TO SUB-ADVISER

(a) Manager shall furnish or otherwise make available to the Sub-Adviser such copies of the Registration Statement, financial statements, proxy statements, reports, and other information relating to the Series as the Sub-Adviser may, at any time or from time to time, reasonably request in order to discharge its obligations under this Agreement.

(b) The Manager shall promptly notify the Sub-Adviser in the event that the Manager becomes aware that the Manage: (i) is, or likely will be, subject to a statutory disqualification that prevents Manager from serving as the manager pursuant to this Agreement; (ii) fails to be registered as an investment adviser under Advisers Act or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (iii) is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (iv) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation (other than routine investigations or sweep investigations), at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust, the Sub-Adviser, or the Manager; or (v) is involved in any pending litigation or administrative proceeding brought against the Manager or any of its management persons (as defined in Form ADV).

6. CONFIDENTIALITY

Sub-Adviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement and will keep confidential any non-public information obtained directly as a result of this Agreement, and the Sub-Adviser shall disclose such non-public information only if the Manager or the Board has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Sub-Adviser or has been disclosed, directly or indirectly, by the Manager or the Trust to others, or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys or other service providers of the Sub-Adviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Sub-Adviser shall not disclose information regarding characteristics of the Series, trading history, portfolio holdings, performance information or any other related information to any third-party, except in compliance with the Trust’s policies on disclosure of portfolio holdings or as required by applicable law or regulation.

Manager will keep confidential all non-public information related to the compensation paid to the Sub-Adviser for services hereunder, and will use commercially reasonably efforts to ensure that the Trust does not disclose such information. Manager shall disclose such non-public information only if the Sub-Adviser has authorized such disclosure by prior written consent, or if such information hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys or other service providers of the Manager or the Trust in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement.

7. USE OF NAMES AND LOGOS

The Sub-Adviser hereby consents to the use of its name in the Trust’s Disclosure Documents and shareholder communications and, subject to the prior written consent of the Sub-Adviser, in advertising, sales literature and similar communications, which consent shall not be unreasonably withheld. The Sub-Adviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Manager, the Trust, the Series or any of their affiliates in its marketing materials unless it first receives prior written approval of the Manager, which consent shall not be unreasonably withheld, except as required by law or regulation. It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

8. LIMITATION OF LIABILITY; INDEMNIFICATION

(a) The Sub-Adviser shall have responsibility for the accuracy and completeness of the Sub-Adviser Disclosure furnished to the Sub-Adviser by the Manager.

(b) The Sub-Adviser shall be liable to the Series for any loss (including transaction costs) arising solely from the Sub-Adviser’s Disabling Conduct (as set forth in clause (c) below.

(c) The Sub-Adviser shall indemnify and hold harmless the Trust with respect to each Series managed by the Sub-Adviser, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, (the “1933 Act”) (any such person, an “Indemnified Party”) against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (collectively, “Losses”) that arise out of or based upon: (i) a material breach by the Sub-Adviser of this Agreement or a material breach of the representations and warranties made by the Sub-Adviser herein; (ii) the Sub-Adviser’s performance or non-performance of its duties hereunder to the extent that the Sub-Adviser has acted with willful misfeasance, bad faith, gross negligence or with reckless disregard of its obligations and duties hereunder or (iii) any untrue statement or alleged untrue statement of a material fact, solely with respect to the Sub-Adviser Disclosure, contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact, solely with respect to the Sub-Adviser Disclosure, required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that this indemnification and agreement to hold harmless shall not apply to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is the result of any change made to any applicable Disclosure Document without the written consent or other written acknowledgment of the Sub-Adviser from and after the time that such Disclosure Document has been reviewed by the Sub-Adviser, as contemplated in Section 2) (the foregoing (i)-(iii), collectively, “Disabling Conduct”); provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office with the Trust.

(e) For purposes of clarification, and subject to the above provisions of this Section 8, except with respect to Sub-Adviser Disclosure, the Sub-Adviser shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any act or omission in the provision of investment advisory services, provided that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Series to which the Sub-Adviser would otherwise be subject by reason of Disabling Conduct.

(f) The Manager shall indemnify and hold harmless the Sub-Adviser and each affiliated person of the Sub-Adviser against any and all Losses that arise out of or are based upon the actions of the Manager or any other sub-adviser of the Series.

(g) Notwithstanding any of the foregoing to the contrary, the provisions of this Agreement will not be construed so as to provide for the exculpation or indemnification of any person for any liability (including, without limitation, liability under federal securities laws (which includes liability for violation of the anti-fraud provisions contained in Section 206 of the Advisers Act) which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will be construed so as to effectuate such provisions to the fullest extent permitted by law

9. AMENDMENT OR ASSIGNMENT OF AGREEMENT

Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Series: (i) by resolution of the Board, including the vote or written consent of a majority of the Board who are not parties to this Agreement or interested persons of any such parties; and (ii) as and to the extent required under the 1940 Act, by vote of a majority of the outstanding voting securities of the applicable Series. This Agreement shall terminate automatically and immediately in the event of an assignment (as defined under the 1940 Act and the rules promulgated thereunder) of this Agreement.

10. TERM AND TERMINATION OF AGREEMENT

10.1 This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 10.1(d) and unless terminated as follows:

(a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Series, upon the affirmative vote of a majority of the outstanding voting securities of the Series; or

(b) The Manager may at any time terminate this Agreement with respect to a Series by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

(c) The Sub-Adviser may at any time terminate this Agreement with respect to a Series by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

(d) This Agreement shall automatically terminate with respect to a Series two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Manager or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Series; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Series for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Series in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

(e)  Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

(f) In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Series and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall (i) deliver copies of the Series’ books and records maintained by the Sub-Adviser pursuant to this Agreement to the Manager at the Manager’s expense and by such means and in accordance with such reasonable schedule as the Manager shall direct; and (ii) shall otherwise cooperate, to the extent it is able to do so, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Manager.

11. INTERPRETATION AND DEFINITION OF TERMS

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “assignment” and “affiliated person,” as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

12. CHOICE OF LAW

This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

13. CHANGE IN THE SUB-ADVISER’S OWNERSHIP

The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable material change in the ownership of the Sub-Adviser prior to such change being effected.

14. ENFORCEABILITY

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction

15. CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

16. EXECUTION IN COUNTERPARTS; ELECTRONIC DELIVERY

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission in accordance with Section 17 and shall be binding upon the parties so transmitting their signatures.

17. NOTIFICATIONS

All reports, notices, demands or requests required to be made or delivered hereunder shall be in writing and delivered by e-mail (except for a notice of termination), by reputable courier service such as Federal Express, or by registered or certified mail, return receipt requested, to the addresses below or to such other address as may be designated by a party. Notices shall be effective upon receipt.

If to the Manager:

Fiera Capital Inc.

375 Park Avenue

8th Floor

New York, New York 10152

E-Mail: smcshea@fieracapital.com

Attn: Legal

If to the Sub-Adviser:

Larch Lane Partners LLC

135 East 57th Street, 14th Floor

New York, NY 10022

E-mail: markjurish@gmail.com

Attn: Mark Jurish

Wire transfers of payments due to the Sub-Adviser hereunder should be made to:

Account Name:

Bank: Account No.:

ABA No.:

or to such other account as the Sub-Adviser may indicate to the Manager from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

FIERA CAPITAL INC.

By:	/s/Stephen A. McShea
	Name:	Stephen A. McShea
	Title:	General Counsel

Larch Lane Partners LLC

By:	/s/Mark Jurish
	Name:	Mark Jurish
	Title:	Principal

SUB-ADVISORY AGREEMENT

SCHEDULE A

SERIES OF THE ADVISORS’ INNER CIRCLE FUND III

Fiera Capital Diversified Alternatives Fund

SUB-ADVISORY AGREEMENT

SCHEDULE B

RATE OF COMPENSATION

SERIES	ANNUAL PERCENTAGE RATE OF COMPENSATION BASED ON EACH SERIES’ AVERAGE DAILY NET ASSETS
Fiera Capital Diversified Alternatives Fund	[REDACTED]